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                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 15, 1997, except as to the stock split described in Note 7 which is as of November 6, 1997, which appears on page F-2 of the Registration Statement on Form S-1 of FlexiInternational Software, Inc. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, included in the Registration Statement on Form S-1.




                                             /s/Price Waterhouse LLP

                                             Price Waterhouse LLP

Stamford, CT

February 26, 1998